UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DAILY JOURNAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Preliminary Proxy Statement - Subject to Completion, Dated [·], 2026

DAILY JOURNAL CORPORATION

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held on September 10, 2026

To the Shareholders of

DAILY JOURNAL CORPORATION

You are invited to attend a Special Meeting of Shareholders (the “Special Meeting”) of Daily Journal Corporation (the “Company”) to be held on Thursday, September 10, 2026 at 10:00 a.m. Pacific Time, at 949 E. 2nd Street, Los Angeles, California, 90012.

The purpose of this Special Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy Statement which is attached hereto and incorporated herein:

(1)	To approve an amendment to the Company’s Articles of Incorporation to eliminate cumulative voting rights in director elections (the “Amendment”);

(2)	To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies should there not be sufficient votes at the time of the Special Meeting to approve the Amendment; and

(3)	To vote on any such other matters that may properly come before the meeting.

The Board of Directors has fixed the close of business on July 17, 2026, as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the Special Meeting or any adjournment thereof. Only shareholders of record as of the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting. You are entitled to attend the Special Meeting if you were a record holder or if you held shares in street name as of the close of business on the Record Date. If you held shares in street name and wish to attend the Special Meeting, you will need to provide proof of beneficial ownership as of close of business on the Record Date, such as the voting instruction form with your control number provided by your broker or nominee.

The upcoming Special Meeting is critical, and your vote is essential. As a shareholder, you are being asked to approve an amendment to our Articles of Incorporation to eliminate cumulative voting in director elections. This is being proposed as part of modernizing the Company’s corporate governance. Our Board unanimously recommends that shareholders vote FOR the approval of the Amendment and FOR the approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Amendment. Details regarding admission to the Special Meeting and the business to be conducted are described in the accompanying Proxy Statement.

Your vote is important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible. You may vote by mailing a completed proxy card, by telephone or over the Internet. Your vote by proxy will ensure your representation at the Special Meeting regardless of whether you attend in person.

Shareholders are entitled to assert dissenters’ rights pursuant to Chapter 13 of Title 33 of the South Carolina Code of Laws. If you do not vote in favor of the Amendment and otherwise follow the requirements set forth in Chapter 13, you will be entitled to receive the “fair value” of your shares in cash as determined by a South Carolina court if the Amendment is approved and filed.

We appreciate your prompt attention to this matter, and your continued support of the Company.

IMPORTANT NOTICE REGARDING THE AVAILABLITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON SEPTEMBER 10, 2026

This Notice of the Special Meeting, the accompanying Proxy Statement, and the proxy card are available on the Company’s website at www.dailyjournal.com/proxy.

By Order of the Board of Directors

Brian Cardile
Secretary

July [  ], 2026

IMPORTANT

SHAREHOLDERS ARE URGED TO DATE, FILL IN, SIGN, AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

ALTERNATIVELY, YOU MAY VOTE YOUR PROXY BY INTERNET OR VIA TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH IN THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM PROVIDED TO YOU BY YOUR BROKER OR NOMINEE.

DAILY JOURNAL CORPORATION

915 E. 1st Street

Los Angeles, California 90012

PROXY STATEMENT

FOR SPECIAL MEETING OF SHAREHOLDERS

September 10, 2026

Your proxy in the enclosed form is solicited by the Board of Directors of the Company for use at the Special Meeting of Shareholders to be held on Thursday, September 10, 2026 at 10:00 a.m. Pacific Time, at 949 E. 2nd Street, Los Angeles, California 90012.

Each properly executed proxy received prior to the Special Meeting will be voted as directed, but, if not otherwise specified, proxies will be voted (1) to eliminate cumulative voting in director elections and (2) to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Amendment. As to any other business which may properly come before the meeting and be submitted to a vote of shareholders, proxies received by the Board of Directors will be voted in accordance with the discretion of the holders thereof.

Each shareholder has the right to revoke such shareholder’s proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company at 915 E. 1st Street, Los Angeles, California 90012, a written revocation or a properly executed proxy bearing a later date.

This Proxy Statement and the enclosed form of proxy are first being made available to shareholders on July [  ], 2026.

UNLIKE AT THE COMPANY’S REGULAR ANNUAL MEETING, WE DO NOT INTEND TO HAVE A MANAGEMENT PRESENTATION OR QUESTION AND ANSWER SESSION AT THE SPECIAL MEETING. WE EXPECT THE SPECIAL MEETING TO BE ADJOURNED IMMEDIATELY AFTER THE CONCLUSION OF THE OFFICIAL BUSINESS.

General Information

At its July 17, 2026 meeting, the Board unanimously approved an amendment to our Articles of Incorporation to eliminate cumulative voting in all director elections. Shareholder approval is required to effect this Amendment.

Approval of this Amendment requires an affirmative vote of a majority of the outstanding shares of common stock of the Company (“Common Stock”) entitled to vote at the Special Meeting. In addition, the Amendment will not be approved if the votes cast against the Amendment would be sufficient to elect a director to the Board if cumulatively voted at an election of the entire Board. Our Board unanimously recommends that shareholders vote FOR the approval of the Amendment as disclosed in this Proxy Statement for the following reasons:

●

Disproportionate influence. Cumulative voting allows minority shareholders to elect a director contrary to the will of the majority. The Board believes director elections should reflect the preferences of holders of a majority of the shares, and that a Board so elected is best positioned to represent the interests of all shareholders.

●

Modern governance. Cumulative voting has largely disappeared from modern governance practices in U.S. public companies. Most companies elect directors on a one‑share, one‑vote basis. The Board believes eliminating cumulative voting would align the Company’s governance with the prevailing practices.

●

Philosophical and practical incompatibility. Vote counting under cumulative voting is practically complex. While it may work for small private companies, it was not designed for a widely held public company like the Company.

The Board is also soliciting proxies to grant discretionary authority to adjourn the Special Meeting, if necessary, to solicit additional proxies to approve the Amendment. The approval of the proposal to adjourn the Special Meeting requires the affirmative vote of a majority of shares of Common Stock represented and voting at the Special Meeting (which shares of Common Stock voting affirmatively also constitute at least a majority of the required quorum). Our Board unanimously recommends that shareholders vote FOR the approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies.

Voting

Vote by Meeting Attendance. Shareholders whose shares are registered in their own names may vote their shares in person at the Special meeting. Shareholders whose shares are held beneficially through a brokerage firm, bank, broker-dealer, trust or other similar organization (that is, in street name) may be voted in person at the Special Meeting only if such shareholders obtain a legal proxy from the broker, bank, trustee or nominee that holds their shares giving the shareholders the right to vote the shares. Even if you plan to attend the Special Meeting, we recommend that you submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Special Meeting. A shareholder planning to attend the Special Meeting must bring proof of identity for entrance to the Special Meeting. If a shareholder attends the Special Meeting and validly submits his or her vote in person, any previous votes that were submitted by the shareholder will be superseded by the vote that such shareholder validly casts at the Special Meeting. Your attendance at the Special Meeting in and of itself will not revoke any prior votes you may have cast.

Voting by proxy. Shareholders may vote (1) by returning a proxy card, (2) by telephone or (3) over the Internet. If you wish to vote by mail, please complete, sign and return the proxy card in the self-addressed, postage-prepaid envelope provided. All shares entitled to vote and represented by properly executed proxy cards received prior to the Special Meeting, and not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on those proxy cards. If you wish to vote by telephone or over the Internet, please follow the specific instructions set forth. The telephone and Internet voting procedures are designed to authenticate the shareholder’s identity and to allow the shareholder to vote its shares and confirm that their voting instructions have been properly recorded. If you vote by telephone or over the Internet, you do not need to complete and mail your proxy card. If you do not provide specific voting instructions on a properly executed proxy card or over the phone or Internet, your shares will be voted as recommended by the Board of Directors of the Company, which is FOR the approval of the Amendment and FOR the approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Amendment.

If any other matters are properly presented for consideration at the Special Meeting, the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Special Meeting.

Effect of not casting your vote. It is critical that you cast your vote if you want it to count toward the Amendment being considered at the Special Meeting. If you abstain, don’t cast your vote, or fail to instruct your record holder to vote on your behalf (resulting in a "broker non-vote" because the record holder does not have the authority to vote on the Amendment without your instructions), your shares will be treated as a “no” vote for the purpose of the Amendment’s majority approval requirement. A failure to cast a vote on the second proposal to adjourn the Special Meeting will not affect the outcome so long as a quorum is present. We also believe the second proposal is a routine matter for which your record holder has the discretion to vote without your instructions, so we do not expect any broker non-votes on the second proposal, though if there are, they will not affect the outcome.

Record Date and Quorum Information

The close of business on July 17, 2026 has been fixed as the Record Date for the determination of shareholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof. The only voting securities of the Company are the 1,377,752 shares of Common Stock outstanding as of the Record Date. A majority of the Company’s outstanding shares of Common Stock as of the Record Date must be represented in person or by proxy to constitute a quorum for the Special Meeting. All shares represented in person or by proxy, regardless of the nature of the vote, the indication of abstention or the absence of a vote indication, including broker non-votes, will be counted to determine the number of shares represented at the meeting.

Solicitation of Proxies

The Company will bear the cost it contracts for in the solicitation of proxies. The Company has retained Okapi Partners LLC (“Okapi”) to assist in the solicitation of proxies and for related services. The Company will pay Okapi an estimated fee of up to $75,000 and has agreed to reimburse Okapi for certain out-of-pocket fees and expenses and to indemnify Okapi against certain liabilities and expenses, including reasonable legal fees and related charges. Okapi will use approximately 25 persons in its solicitation efforts.

Solicitation may be made by mail, in person, over the telephone or by e-mail or other electronic means. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners, and, on request, will reimburse such holders for their reasonable expenses in so doing.

Dissenters’ Rights

Shareholders are entitled to assert dissenters’ rights pursuant to Chapter 13 of Title 33 of the South Carolina Code of Laws. If you do not vote in favor of the Amendment and otherwise follow the requirements set forth in Chapter 13, you will be entitled to receive the “fair value” of your shares in cash as determined by a South Carolina court if the Amendment is approved and filed. However, should the Company receive notices purporting to exercise dissenters’ rights with respect to more than 5% of the Company’s outstanding shares prior to the Special Meeting, the Board will make a judgment as to whether it is in the Company’s best interest to proceed with the Amendment or to abandon it.

Delivery of Proxy Materials

To receive current and future proxy materials, such as annual reports, proxy statements and proxy cards, in either paper or electronic form, please contact Brian Cardile, Secretary, Daily Journal Corporation, 915 E. 1st Street, Los Angeles, California 90012. Complete copies of the Notice of Special Meeting of Shareholders and this Proxy Statement are available at www.dailyjournal.com/proxy.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy proxy statement delivery requirements for two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders, unless the Company has received contrary instructions from one or more of the shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Upon written or oral request from the shareholder, the Company will deliver additional proxy materials as needed. Any shareholders who object to receiving multiple copies or wish to receive a separate copy of proxy materials may contact the Company’s proxy solicitor:

Okapi Partners

1212 Avenue of the Americas, 17th Floor

New York, NY 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720

Shareholders and All Others Call Toll-Free: (877) 629-6356

E-mail: info@okapipartners.com

ELIMINATE CUMULATIVE VOTING IN DIRECTOR ELECTIONS

(Item 1 on the Proxy Card)

Pending shareholder approval, the Board proposes to amend the Company’s Articles of Incorporation to eliminate cumulative voting in director elections.

Currently, shareholders of the Company have cumulative voting rights in the election of directors. This means that each shareholder may cast a number of votes equal to the number of shares of stock it owns multiplied by the number of directors to be elected. Shareholders may cast all their votes for one nominee or distribute their votes among two or more nominees. As a result, a minority shareholder or a group of shareholders may elect one or more directors, even if shareholders owning a majority of the shares would have elected someone else.

The Board seeks to eliminate cumulative voting in director elections for the following reasons:

●

Disproportionate influence. Cumulative voting allows minority shareholders to elect a director contrary to the will of the majority. The Board believes director elections should reflect the preferences of holders of a majority of the shares, and that a Board so elected is best positioned to represent the interests of all shareholders.

●

Modern governance. Cumulative voting has largely disappeared from modern governance practices in U.S. public companies. The vast majority of companies elect directors on a one‑share, one‑vote basis. The Board believes eliminating cumulative voting would align the Company's governance with the prevailing practices.

●

Philosophical and practical incompatibility. Vote counting under cumulative voting is practically complex. While it may work for small private companies, it was not designed for a widely held public company like this one.

The Board strongly believes that eliminating cumulative voting will protect all shareholder voices, promote modern governance, and yield long-term value for shareholders. If the proposed Amendment is approved, in an uncontested election, directors will only be elected when they have received more votes in favor than against their election (the “Majority Voting Standard”). The Majority Voting Standard was implemented by a shareholder-approved amendment to the Company’s Articles of Incorporation in 2019. The traditional plurality standard will continue to apply in a contested election.

Corporate Governance Updates

The elimination of cumulative voting is part of a “package” of governance updates designed to modernize the Company’s corporate governance. If the Amendment is approved, the Board will adopt the following as a condition to filing the Amendment in South Carolina to make it effective:

Director Resignation Policy. The Board intends to adopt a policy requiring a director to resign if he or she receives more “no” votes than “yes” votes in an uncontested election. In tandem with the elimination of cumulative voting, this policy should further enhance shareholder participation and reinforce the belief that the Board is accountable to, and representative of, all the Company’s shareholders.

Proxy Access Bylaw. The Board intends to adopt a customary proxy access bylaw that will allow a passive stockholder (or group of up to 20 passive stockholders) who own at least three percent of the Company’s stock and have owned that stock for at least three years to nominate two directors (or, if greater, twenty percent of the Board seats up for election) and have those nominees named in the Company’s proxy statement alongside the Company’s nominees.

Advance Notice Provision. The Board intends to amend the Company’s bylaws to make them consistent with the Amendment if shareholders approve it. At the same time, the Board also intends to amend the Company’s bylaws to modernize the advance notice deadline by requiring that a shareholder of record submit a nomination for the Board of Directors generally no later than 60 days before the meeting (rather than merely 10 days before the meeting), along with other related updates. This change will make the Company's advance notice deadline consistent with the one set forth in Rule 14a-19 under the Securities Exchange Act of 1934, as amended, and solve the practical issues that would be caused by a public company receiving a notice of nomination shortly before the election.

Board Size Increase. The Board intends to increase the number of authorized directors from four to at least six over the course of the next year or so, with the new seats to be filled by independent directors.

Disproportionate Influence

An elected board of directors reflects the interests of all the shareholders in the Company. Eliminating cumulative voting serves that objective.

The Board acknowledges that cumulative voting procedures amplify minority shareholder voices. But majority voting does not diminish minority shareholder input. Because greater economic ownership inevitably comes with greater investment risk, majority voting institutes a system of representational fairness in which each shareholder maintains voting power proportional to their economic ownership. By contrast, cumulative voting weakens the accountability of the Board by allowing directors to be elected to their seats based on minority support. It can lead to undue influence over election results by a small faction that may hinder the Company’s growth in the long run.

Eliminating cumulative voting also reduces the risk of creating a factionalized board of directors that caters to the narrow interests of the minority. For instance, a director elected by a minority shareholder could be someone pushing a personal agenda. Instead of acting in the interests of the whole company, individual directors become beholden to single interest groups. Personal agendas may also interfere with constructive debate and problem-solving, create information silos, and jeopardize good faith deliberations.

Ultimately, the Board is confident that directors elected through majority or plurality approval promote effective governance. Electing a competent board with unified goals will not only boost shareholder confidence but also eliminate competing loyalties and allow directors to focus on growing long-term investor value.

Modern Governance

Modern governance practices are moving away from cumulative voting in director elections. Since the early 2000s, available data from law firms and governance research companies have signaled a distinct trend away from cumulative voting in favor of majority votes. Hunton Andrews Kurth, an American law firm, publicly reports that only three to four percent of the S&P 500 companies provide for cumulative voting. Accordingly, this Amendment would follow modern governance practices and demonstrate the Company’s commitment to the election of independent directors that drive performance and create shareholder value on a one-share, one-vote basis.

Philosophical and Practical Incompatibility

Finally, cumulative voting procedures run counter to achieving a shareholder democracy. The Board believes that a shareholder democracy succeeds with a one share, one vote framework that maximizes shareholder participation and ensures election outcomes reflect the genuine will of the shareholder base. We believe it also results in elected directors who are responsive to all shareholders and take their interests into account when making decisions for the Company. By contrast, cumulative voting may lead small minority shareholders to strategically influence election outcomes.

Directors shape the future of the Company. As previously stated, the elimination of cumulative voting gives practical effect to the Company’s shareholder-approved Majority Voting Standard implemented in 2019 which implicitly reflects a preference for a majority-voting structure. By doing so, the Board hopes shareholders can provide meaningful input on the Company’s business and strategy through the directors they choose.

Logistically, the complications of calculating vote concentration or strategic vote allocation favor sophisticated investors and promotes tactics over transparency. As such, the Board believes that simplifying the voting process reduces the potential for delay and confusion.

Amendment Language

If shareholders vote in favor of the Amendment, the first provision of Attachment B of the Company’s Articles of Incorporation, as proposed to be amended, would read as follows (additions are indicated in red and underlined, and deletions are indicated by strikeouts):

“Shareholders of this corporation entitled to vote at an election of directors shall not be entitled to cumulative voting rights in such election ~~in accordance with Section 33-11-200 of the South Carolina Business Corporation Act~~.”

If the Amendment is approved, the Board will amend the Company’s bylaws to make corresponding changes and will adopt the resignation policy for future uncontested elections. In contested elections, the Company’s directors will continue to be elected by a plurality of votes without a requirement that a director’s vote total satisfy the Majority Voting Standard.

Voting Standard

Approval of the Amendment requires an affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting. In addition, the Amendment will not be approved if the votes cast against the Amendment would be sufficient to elect a director to the Board if cumulatively voted at an election of the entire Board.

Dissenters’ Rights

Shareholders are entitled to assert dissenters’ rights pursuant to Chapter 13 of Title 33 of the South Carolina Code of Laws. If you do not vote in favor of the Amendment and otherwise follow the requirements set forth in Chapter 13, you will be entitled to receive the “fair value” of your shares in cash as determined by a South Carolina court if the Amendment is approved and filed.

To perfect dissenters’ rights, among other things, you must give the Company written notice of your intent to dissent from the Amendment prior to the vote of the shareholders at the Special Meeting, and you must not vote your shares in favor of the Amendment. Any shareholder who returns a signed proxy without instructions as to the way his or her shares are to be voted on the Amendment will be deemed to have voted in favor of the Amendment and will not be entitled to assert dissenters’ rights.

If you comply with the statutory requirements to perfect your dissenters’ rights, you will be entitled to receive the “fair value” of your shares in cash, as determined by a South Carolina court. A copy of Chapter 13 of Title 33 of the South Carolina Code of Laws is attached as Appendix A to this Proxy Statement. You must strictly comply with the requirements of Chapter 13 to exercise your dissenters’ rights. We encourage you to read all of Chapter 13 in its entirety for a complete description of your dissenters’ rights.

For the reasons discussed above, the Board encourages you to vote in favor of the Amendment and to not exercise dissenters’ rights. Also, should the Company receive notices purporting to exercise dissenters’ rights with respect to more than 5% of the outstanding shares prior to the Special Meeting, the Board will make a judgment as to whether it is in the Company’s best interest to proceed with the Amendment or abandon it.

The Board of Directors unanimously recommends a vote FOR the amendment of the Articles of Incorporation of the Company to eliminate cumulative voting in director elections.

APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES

(Item 2 on the Proxy Card)

We are soliciting proxies to grant discretionary authority to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies in favor of eliminating cumulative voting (Item 1 on the Proxy Card). Any such adjournment of the Special Meeting may be made by approval of the affirmative vote of a majority of shares of Common Stock represented and voting at the Special Meeting (which shares of Common Stock voting affirmatively also constitute at least a majority of the required quorum). If approved, we could adjourn or postpone the Special Meeting to use additional time to solicit proxies in favor of Eliminating Cumulative Voting.

The Board of Directors unanimously recommends a vote FOR the approval of the Adjournment Proposal.

TRANSACTION OF OTHER BUSINESS

(Item 3 on the Proxy Card)

The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, the persons named in the accompanying proxy are granted discretionary authority to vote on such matters in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of July 16, 2026 the names and holdings of those persons known to the Company to be beneficial owners of more than 5% of its Common Stock, the holdings of each director and nominee for director, and the holdings of all directors and executive officers as a group.

Beneficial Owner	Amount Beneficially Owned		Percent of Class

RWWM Inc.	351,652	(1)	25.5%
BlackRock, Inc.	91,027	(2)	6.6%
Steven Myhill-Jones	800		-
Mary Conlin	215		-
John Frank	115		-
Rasool Rayani	115
All directors and executive officers as a group (four persons)	1,245		-

(1)

According to a Schedule 13G/A filed with the SEC on February 17, 2026, RWWM Inc. d/b/a Roseman Wagner Wealth Management, RWWM Inc. 401K Profit Sharing Plan, Roseman Wagner Partners, L.P., Scott P. Roseman and Aaron J. Wagner may be deemed to be the beneficial owners of 351,652 shares in the aggregate. In addition, Scott P. Roseman may be deemed to own an additional 13,685 shares, and Aaron J. Wagner may be deemed to own an additional 2,519 shares. According to the Schedule 13G/A, the address of each reporting person is 4970 Rocklin Road, Suite 200, Rocklin, California 95677.

(2)

According to a Schedule 13G/A filed with the SEC on January 29, 2024, BlackRock, Inc. may be deemed to be the beneficial owner of 91,027 shares. According to the Schedule 13G/A, the address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

OTHER MATTERS

Stockholder Proposals

It is expected that the Company’s 2027 Annual Meeting will be held on or about February 25, 2027. Shareholders desiring to submit proposals for action at that meeting will be required to submit them to the Company on or before September 23, 2026. Any such shareholder proposal must also be proper in form and substance, as determined in accordance with the Securities and Exchange Act and the rules and regulations promulgated thereunder. In addition, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Board of Directors’ nominees in connection with the 2027 Annual Meeting of Shareholders must provide notice to the Company in the form and substance determined by Rule 14a-19 under the Exchange Act no later than December 28, 2026.

Other Business

The Board of Directors does not know of any matter to be presented at the Special Meeting which is not listed in the notice of Special Meeting and discussed above. If other matters should come before the meeting, however, the persons named in the form of proxy will vote in accordance with their best judgment.

Interests of Certain Persons in the Matters to Be Acted Upon

No director or executive officer of the Company, or any of their respective associates, has any substantial interest, direct or indirect, in any matter to be acted upon at the Special Meeting.

Availability of Additional Information

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC.

This Proxy Statement is available on our website at ir.dailyjournal.com. We make available on or through our website free of charge our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after filing.

Additionally, and in connection with SEC rules, you may access our Proxy Statement at www.dailyjournal.com/proxy.  Information contained on, or accessible through, our websites is not a part of this Proxy Statement and is not deemed incorporated by reference hereunder for any purpose.

By Order of the Board of Directors

Brian Cardile
Secretary

DATED: July [  ], 2026

APPENDIX A

PROCEDURE FOR EXERCISE OF DISSENTERS’ RIGHTS

TITLE 33 – SOUTH CAROLINA CODE OF LAWS

CHAPTER 13 – DISSENTERS’ RIGHTS

SECTION 33-13-101. Definitions.

In this chapter:

(1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 33-13-102 and who exercises that right when and in the manner required by Sections 33-13-200 through 33-13-280.

(3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. The value of the shares is to be determined by techniques that are accepted generally in the financial community.

(4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

(7) "Shareholder" means the record shareholder or the beneficial shareholder.

SECTION 33-13-102. Right to dissent.

(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of, his shares in the event of any of the following corporate actions:

(1) consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 33-11-103 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 33-11-104 or 33-11-108 or if the corporation is a parent that is merged with its subsidiary under Section 33-11-108;

(2) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares are to be acquired, if the shareholder is entitled to vote on the plan;

(3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale must be distributed to the shareholders within one year after the date of sale;

(4) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

(i) alters or abolishes a preferential right of the shares;

(ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

(iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

(v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 33-6-104; or

(5) any corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares;

(6) the conversion of a corporation into a limited liability company pursuant to Section 33-11-111 or conversion of a corporation into either a general partnership or limited partnership pursuant to Section 33-11-113;

(7) the consummation of a plan of conversion to a limited liability company pursuant to Section 33-11-111 or to a partnership or limited partnership pursuant to Section 33-11-113.

(b) Notwithstanding subsection (a), no dissenters' rights under this section are available for shares of any class or series of shares which, at the record date fixed to determine shareholders entitled to receive notice of a vote at the meeting of shareholders to act upon the agreement of merger or exchange, were either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

SECTION 33-13-103. Dissent by nominees and beneficial owners.

(a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he dissents and his other shares were registered in the names of different shareholders.

(b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if he dissents with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. A beneficial shareholder asserting dissenters' rights to shares held on his behalf shall notify the corporation in writing of the name and address of the record shareholder of the shares, if known to him.

ARTICLE 2

PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

SECTION 33-13-200. Notice of dissenters' rights.

(a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

(b) If corporate action creating dissenters' rights under Section 33-13-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 33-13-220.

SECTION 33-13-210. Notice of intent to demand payment.

(a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must give to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) must not vote his shares in favor of the proposed action. A vote in favor of the proposed action cast by the holder of a proxy solicited by the corporation shall not disqualify a shareholder from demanding payment for his shares under this chapter.

(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this chapter.

SECTION 33-13-220. Dissenters' notice.

(a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 33-13-210(a).

(b) The dissenters' notice must be delivered no later than ten days after the corporate action was taken and must:

(1) state where the payment demand must be sent and where certificates for certificated shares must be deposited;

(2) inform holders of uncertificated shares to what extent transfer of the shares is to be restricted after the payment demand is received;

(3) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he or, if he is a nominee asserting dissenters' rights on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership of the shares before that date;

(4) set a date by which the corporation must receive the payment demand, which may not be fewer than thirty nor more than sixty days after the date the subsection (a) notice is delivered and set a date by which certificates for certificated shares must be deposited, which may not be earlier than twenty days after the demand date; and

(5) be accompanied by a copy of this chapter.

SECTION 33-13-230. Shareholders' payment demand.

(a) A shareholder sent a dissenters' notice described in Section 33-13-220 must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares before the date set forth in the dissenters' notice pursuant to Section 33-13-220(b)(3), and deposit his certificates in accordance with the terms of the notice.

(b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c) A shareholder who does not comply substantially with the requirements that he demand payment and deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this chapter.

SECTION 33-13-240. Share restrictions.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for payment for them is received until the proposed corporate action is taken or the restrictions are released under Section 33-13-260.

(b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

SECTION 33-13-250. Payment.

(a) Except as provided in Section 33-13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who substantially complied with Section 33-13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

(b) The payment must be accompanied by:

(1) the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

(2) a statement of the corporation's estimate of the fair value of the shares and an explanation of how the fair value was calculated;

(3) an explanation of how the interest was calculated;

(4) a statement of the dissenter's right to demand additional payment under Section 33-13-280; and

(5) a copy of this chapter.

SECTION 33-13-260. Failure to take action.

(a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation, within the same sixty-day period, shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 33-13-220 and repeat the payment demand procedure.

SECTION 33-13-270. After-acquired shares.

(a) A corporation may elect to withhold payment required by section 33-13-250 from a dissenter as to any shares of which he (or the beneficial owner on whose behalf he is asserting dissenters' rights) was not the beneficial owner on the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action, unless the beneficial ownership of the shares devolved upon him by operation of law from a person who was the beneficial owner on the date of the first announcement.

(b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the fair value and interest were calculated, and a statement of the dissenter's right to demand additional payment under Section 33-13-280.

SECTION 33-13-280. Procedure if shareholder dissatisfied with payment or offer.

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due and demand payment of his estimate (less any payment under Section 33-13-250) or reject the corporation's offer under Section 33-13-270 and demand payment of the fair value of his shares and interest due, if the:

(1) dissenter believes that the amount paid under Section 33-13-250 or offered under Section 33-13-270 is less than the fair value of his shares or that the interest due is calculated incorrectly;

(2) corporation fails to make payment under Section 33-13-250 or to offer payment under Section 33-13-270 within sixty days after the date set for demanding payment; or

(3) corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

(b) A dissenter waives his right to demand additional payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty days after the corporation made or offered payment for his shares.

ARTICLE 3

JUDICIAL APPRAISAL OF SHARES

SECTION 33-13-300. Court action.

(a) If a demand for additional payment under Section 33-13-280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the demand for additional payment and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this State, its registered office) is located. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the principal office (or, if none in this State, the registered office) of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication, as provided by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint persons as appraisers to receive evidence and recommend decisions on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

SECTION 33-13-310. Court costs and counsel fees.

(a) The court in an appraisal proceeding commenced under Section 33-13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 33-13-280.

(b) The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(1) against the corporation and in favor of any or all dissenters if the court finds the corporation did not comply substantially with the requirements of Sections 33-13-200 through 33-13-280; or

(2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

(d) In a proceeding commenced by dissenters to enforce the liability under Section 33-13-300(a) of a corporation that has failed to commence an appraisal proceeding within the sixty-day period, the court shall assess the costs of the proceeding and the fees and expenses of dissenters' counsel against the corporation and in favor of the dissenters.

PROXY

VOTE BY INTERNET, TELEPHONE OR MAIL

DAILY JOURNAL CORPORATION

The undersigned hereby appoints Mary Conlin and Steven Myhill-Jones as proxyholders, each with the power to appoint a substitute; hereby authorizes them or either of them to represent and vote as designated below all the shares of common stock of Daily Journal Corporation held of record by the undersigned on July 17, 2026 at the Special Meeting to be held on September 10, 2026 or any adjournment thereof; and hereby acknowledges receipt of the Notice of the Special Meeting and Proxy Statement.

The Board of Directors recommends voting FOR Proposals 1 and 2.

1.	To APPROVE an amendment to the Company’s Articles of Incorporation to eliminate cumulative voting rights for director elections

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To APPROVE the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Amendment

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting

(Please sign and date the Proxy on the reverse side)

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the elimination of cumulative voting, and FOR proposal 2.

This Proxy is solicited on behalf of the Board of Directors of Daily Journal Corporation.

Dated
Signature:
Signature:

If voting by mail, please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

TO VOTE BY INTERNET:

Go to www.okapivote.com/DJCO2026

Have your proxy card available when you access the website.

Follow the instructions to vote your shares.

TO VOTE BY TELEPHONE:

Call 1-877-629-6356

Have your proxy card available when you call the telephone number for live assistance.

INTERNET AND TELEPHONE VOTING ARE AVAILABLE 24 HOURS A DAY UNTIL 11:59 PM EASTERN TIME ON September 9, 2026.